Exhibit 23 (a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Southwestern Electric Power Company on Form S-3 of our report dated February 12, 1999, incorporated by reference in the Annual Report on Form 10-K of Southwestern Electric Power Company for the year ended December 31, 1998, and to all references to our Firm included in or made a part of this Prospectus.




                                                     /s/ ARTHUR ANDERSEN
                                                               Arthur Andersen

Dallas, Texas,
    February 4, 2000